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SEPARATION AGREEMENT

Date given to Employee: March 28, 2021 Employment Base: State of Tennessee

This Separation Agreement (“this Agreement") is dated March 28, 2021 for reference purposes only and is made and entered into by and between John Rooney (“Employee”) and Evergreen Packaging LLC, f/k/a Evergreen Packaging Inc. (“Company”), effective as of                                                                                April 17, 2021 (“Effective Date”). The Company is an indirect subsidiary of Pactiv Evergreen Inc. (“PEI”). PEI and its direct and indirect subsidiaries from time to time are referred to in this Agreement as the “PEI Group”. The PEI Group are intended third party beneficiaries of the Company under this Agreement with the rights, but not the obligations, of Company as employer. The Board of Directors of PEI (the “Board”) may elect to exercise certain rights on behalf of the Company or any other member of the PEI Group as provided in this Agreement.

A.The Employee and the Company are parties to an Employment Agreement dated as of February 20, 2017 and as later amended on July 11, 2019 (the “Employment Agreement”).

B.In consideration of the additional benefits Company will pay Employee as summarized below in Paragraph 4, and the other mutual covenants and agreements contained in this Agreement, Employee and Company agree as follows:

1.Definitions. Capitalized terms used in this Agreement will have the same meaning as used in the Employment Agreement unless otherwise defined herein.

2.Separation Date. In lieu of providing a notice of termination as required under the Employment Agreement, Employee and the Company have agreed that Employee’s employment with Company will end on June 30, 2021 (the “Separation Date”). Employee will be deemed to have resigned from any and all offices and positions Employee held with Company and the other members of the PEI Group, effective on the Separation Date, including as the President of the Beverage Merchandising division of PEI. Employee acknowledges that any employment relationship between Employee and Company and any other members of the PEI Group will end on the Separation Date, and Employee acknowledges that he will have no future employment relationship with Company or any other member of the PEI Group. In consideration of the compensation and other benefits being granted under this Agreement, Employee waives any and all employment rights that Employee may now have with Company and any other members of the PEI Group and agrees not to seek reinstatement and that Company and any other member of the PEI Group shall have no obligation to employ, reemploy, hire, recall, or reinstate Employee in the future. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the CEO or Board of PEI may elect at any time to: (a) place Employee on a paid leave from his employment with the Company prior to the Separation Date and (b) remove Employee from any or all offices and positions held by Employee within the PEI Group prior to the Separation Date.

3.Benefits Owed. Company acknowledges its obligation to pay or provide the following compensation and benefits in connection with Employee's retirement from employment:

a)	Any earned but unpaid Base Salary through the Separation Date;

b)	Unpaid business expense reimbursements owed Employee per Company policy; provided that Employee must submit requests for business expense reimbursements no later than July 31, 2021; and

c)	Any vested benefits the Employee may have under any employee benefit plan of the Company.

4.Additional Benefits Granted. In consideration for Employee entering into this Agreement with the Company and contemporaneously entering into the Restrictive Covenants Agreement with PEI in the form attached to this Agreement as Attachment 1 (“PEI Restrictive Covenant Agreement”), the Company and PEI will grant Employee the following additional benefits:

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a)

If Employee and his eligible dependents are covered under the Company health care plan on the Separation Date, and Employee properly elects COBRA continuation coverage, Employee may continue those benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) at the active employee contribution rates, on an after-tax basis, for one year following the Separation Date; provided that, if such premiums would result in excise tax or other penalties imposed on the Company, a dollar amount equal to such premiums that the Company would have paid under this Subparagraph 4(a) during the applicable payment period will be paid to Employee, instead of such premium, as additional cash payments. Employee will be billed directly for payment of the employee contribution from the My Right Choice Benefits Center at www.MyRightChoiceBenefits.com or 1-844-744-4848. Thereafter, Employee may continue COBRA coverage by paying the full COBRA premium;

b)

Employee will be permitted to retain and receive the benefits of the Restricted Stock Units in shares of common stock of PEI that Employee had been granted Employee by PEI in 2020. For the avoidance of doubt, Employee is forfeiting all Restricted Stock Units and Performance Share Units in PEI awarded him in 2021;

c)

Severance of $87,500 per calendar month for twenty-four (24) months from July 1, 2021 through June 30, 2023 as consideration for Employee accepting, becoming subject to and for complying with the restrictive covenants imposed under the PEI Restrictive Covenant Agreement. Severance, less any required payroll taxes and other withholding, will be paid to Employee on the standard payroll dates for salaried employees of the Company; and

d)

Five weeks of vacation for 2021 (less any vacation taken in 2021 prior to the Separation Date) plus and a lump-sum of $96,000 as an additional vacation benefit, as provided under the Company’s retiring employee vacation policy. These vacation benefits will be paid in a lump-sum, less any payroll taxes and other withholding, within thirty (30) days of the Separation Date.

Any consideration under this Paragraph 4 is conditioned upon: (i) Employee signing and not revoking this Agreement as provided in Paragraphs 22 and 23, (ii) Employee signing, delivering to the Company and not revoking the reaffirmation of the release in the form Attachment 2 (the “Reaffirmation”) on the Separation Date, and (iii) Employee complying with all obligations under this Agreement, the Employment Agreement and the PEI Restrictive Covenant Agreement.

5.Payments. Employee acknowledges the payments and benefits specified in Paragraphs 3 and 4 are in full and complete satisfaction of all of Company’s (and any of its affiliated entities’) obligations under any agreement, arrangement, policy, plan, practice, including the Employment Agreement and the PEI Restrictive Covenant Agreement, and otherwise at law, and that this amount paid is in lieu of any claim for salary, bonus (including any claim for an incentive award, including equity awards, for which employee may have been eligible), retention payments, transaction success payments, holiday pay, vacation, vacation pay, severance pay, life insurance, medical coverage, or any claim for payment or benefit not specifically mentioned in this Agreement. Except for any other obligations expressly set forth in this Agreement, Company (and any of its affiliated entities) will make no further payments to Employee, or make any payments or contributions on behalf of Employee, for salary, insurance, pension or any other compensation or benefits. Notwithstanding the foregoing, nothing in this Agreement affects or limits Company’s or any of its affiliates’ obligations to Employee under any indemnification agreements, by-laws, directors’ and officers’ insurance policies, or any similar agreements or policies related to Employee’s service as an officer, director or employee of Company or any of its affiliates prior to the Separation Date (collectively, the “Indemnification Obligations”).

6.General Release. EMPLOYEE HEREBY RELEASES, WAIVES, AND FOREVER DISCHARGES COMPANY AND ANY AND ALL PAST OR PRESENT PREDECESSORS, SUCCESSORS, JOINT VENTURERS, SUBSIDIARIES, PARENTS, AND RELATED OR AFFILIATED ENTITIES OR PERSONS OF THE PEI GROUP, AND ANY AND ALL OF THEIR RESPECTIVE PAST OR PRESENT OFFICERS, DIRECTORS, PARTNERS, AGENTS, ATTORNEYS, AND EMPLOYEES (ALL COLLECTIVELY, THE “RELEASED PARTIES”), FROM ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTIONS, DEMANDS, CLAIMS, AGREEMENTS, PROMISES, DEBTS, LAWSUITS, CONTROVERSIES, COSTS, EXPENSES AND FEES WHATSOEVER, WHETHER ARISING

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IN CONTRACT, TORT OR ANY OTHER THEORY OF ACTION, WHETHER ARISING IN LAW OR EQUITY, WHETHER KNOWN OR UNKNOWN, ASSERTED OR UNASSERTED, FROM THE BEGINNING OF TIME UP TO THE DATE OF THIS AGREEMENT (INDIVIDUALLY, “CLAIM;” COLLECTIVELY, “CLAIMS”), EXCEPT FOR THOSE OBLIGATIONS CREATED BY OR ARISING OUT OF THIS AGREEMENT AND THOSE OBLIGATIONS SPECIFICALLY EXCLUDED UNDER THIS AGREEMENT. EMPLOYEE EXPRESSLY WAIVES THE BENEFIT OF ANY STATUTE OR RULE OF LAW WHICH, IF APPLIED TO THIS AGREEMENT, WOULD OTHERWISE PRECLUDE FROM ITS BINDING EFFECT ANY CLAIM AGAINST ANY RELEASED PARTY NOT NOW KNOWN BY EMPLOYEE TO EXIST. EXCEPT AS NECESSARY FOR EMPLOYEE TO ENFORCE THIS AGREEMENT, THIS AGREEMENT IS INTENDED TO BE A GENERAL RELEASE THAT BARS ALL CLAIMS. IF EMPLOYEE COMMENCES OR CONTINUES ANY CLAIM IN VIOLATION OF THIS AGREEMENT, THE RELEASED PARTY WILL BE ENTITLED TO ASSERT THIS AGREEMENT AS A BAR TO SUCH ACTION OR PROCEEDING. EMPLOYEE IS NOT, HOWEVER, WAIVING ANY RIGHT OR CLAIM THAT FIRST ARISES AFTER THE DATE THIS AGREEMENT IS EXECUTED.

Without in any way limiting the generality of the foregoing, this Agreement constitutes a full release and disclaimer of any and all Claims arising out of or relating in any way to Employee’s employment, continued employment, retirement, resignation, or termination of employment with Company (and any of its affiliated entities), whether arising under or out of a statute including, but not limited to, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §1981, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Family and Medical Leave Act, the National Labor Relations Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Americans With Disabilities Act, the Illinois Human Rights Act, the Victims’ Economic Security and Safety Act, the Illinois Wage Payment and Collection Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Equal Pay Act of 2003, the Illinois Equal Wage Act, the Illinois Wages for Women and Minors Act, the Illinois Religious Freedom Restoration Act, the Illinois Minimum Wage Law, the Illinois Whistleblower Act, the Illinois WARN Act, the Tennessee Human Rights Act, the Tennessee Disability Act, and any other federal, state, county, municipal or local statute, ordinance or regulation, all as may be amended from time to time, any collective bargaining agreement, or common law claims or causes of action in each case relating to alleged discrimination, breach of contract or public policy, wrongful or retaliatory discharge, tortious action, inaction, or interference of any sort, defamation, libel, slander, personal or business injury, including attorneys’ fees and costs, all claims for salary, bonus, vacation pay, and reimbursement for expenses. Employee specifically waives the right to recover in Employee’s own lawsuit as well as the right to recover in a suit brought by any other entity on Employee’s own behalf. To the extent applicable, the parties agree to waive the requirements of Illinois statute 735 ILCS 5/2 2301.

7.	Covenant Not to Sue.

a.A “covenant not to sue” is a legal term which means a promise not to file a lawsuit in court. It is different from the release of claims provided for in Paragraph 6 above. In addition to waiving and releasing the claims provided for in Paragraph 6 above, in consideration for the promises set forth in this Agreement, and to the extent permitted by law, Employee covenants that he will not file, commence, institute, or prosecute any lawsuits, class actions, complaints by himself or collectively in any state or federal court, against Company or any of the Released Parties based on, arising out of, or connected with any of the claims released by Employee under this Agreement.

b.If Employee breaches the covenant contained in Subparagraph 7(a), provision of the benefits under Paragraph 4 above shall cease, and Company shall have no further obligation at any time to provide benefits. In addition, if Employee breaches the covenant contained in Subparagraph 7(a), Employee agrees that he will indemnify Company and any of the Released Parties for all damages, costs and expenses, including, without limitation, legal fees, incurred by Company or any of the Released Parties in defending, participating in, or investigating any matter or proceeding covered by this Paragraph.

c.Notwithstanding this Covenant Not to Sue, Employee retains the right: (i) to participate in any proceeding with an appropriate federal, state, or local government agency or court; (ii) to make truthful statements or disclosures regarding alleged unlawful employment practices; (iii) to make truthful statements and testify truthfully in any government agency or court proceeding; and (iv) to file a charge with an appropriate governmental agency. However, under this Covenant Not to Sue, Employee will no longer have a right to recover any money or benefit from Company for any reason whatsoever, including but not limited to recovering any money or benefit in connection

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with a charge or claim filed by Employee or any other individual(s), in a class or collective action, or by the Equal Employment Opportunity Commission (“EEOC”) or any other federal or state agency.

d.Nothing in Paragraph 7 bars Employee from filing suit to enforce this Agreement or the Indemnification Obligations.

8.No Assignment of Claims. Employee represents that Employee has neither assigned or transferred nor purported to assign or transfer, to any person or entity, any Claim or any portion thereof or interest therein.

9.Assistance Upon Request. Employee will provide accurate information or testimony or both in connection with any legal matters as may be reasonably requested by Company or Board, but Employee will not disclose or discuss with anyone who is not directing or assisting in any investigation or case involving the Company or any other member of the PEI Group, other than an attorney representing the Company and another member of the PEI Group, the fact of or the subject matter of any investigation, except as required by law. Company or any other member of the PEI Group requesting assistance from Employee will reasonably accommodate Employee's schedule so that Employee may assist Company or the other member of the PEI Group after Employee's Separation Date. Company or any other member of the PEI Group requesting assistance from Employee will reimburse Employee for all reasonable expenses incurred in connection with such accommodation. Employee also will provide all business-related information and reasonable assistance to Company and any other member of the PEI Group following Employee's Separation Date as reasonably requested by Company or Board.

10.Non-Disparagement. Except as provided for in Subparagraph 7(c) above, or the whistleblower protections set forth in Paragraph 11 below, Employee will not disparage, place in a false or negative light or criticize, or make any false statements that may damage the reputation of, orally or in writing, Company or any member of the PEI Group, any of the Released Parties, their business practices, products, policies, services, decisions, directors, officers, employees, agents, representatives, advisors or any other entity or person covered by this Agreement.

11.Confidential Information, Non-Competition and Cooperation. In addition to all of the covenants contained in this Agreement, Employee acknowledges that Employee will be bound by the covenants set forth in the Employment Agreement and the PEI Restrictive Covenant Agreement, and, if a court of competent jurisdiction determines that Employee has breached or threatened to breach a covenant set forth in any of such agreements, the provision of benefits, severance and other consideration under Paragraph 4 above shall cease, and Company shall have no further obligation at any time to pay any consideration under Paragraph 4 and Employee will repay such amounts paid to Employee from the date of the first breach or threatened breach of any covenant set forth in such agreements other than $100. Notwithstanding anything in this Agreement, the Employment Agreement, the PEI Restrictive Covenant Agreement or otherwise, it is understood that Employee has the right under federal law to certain protections for communicating directly with and providing information to the Company and other members of the PEI Group, Employee’s supervisor(s), the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental authorities and self-regulatory organizations. As such, nothing in this Agreement nor otherwise is intended to prohibit Employee from disclosing this Agreement to, or from communicating directly with or providing information to his supervisor(s), the SEC or any other such governmental authority or self-regulatory organization. Employee may communicate directly with or provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the SEC or any other such governmental authority or self-regulatory organization without notifying the Company. The Company may not retaliate against Employee for any of these activities, and nothing in this Agreement or otherwise would require Employee to waive any monetary award or other payment that Employee might become entitled to from the Company, the SEC or any other governmental authority.

12.Company Property and Expenses. Employee represents that Employee has done or will do by the Separation Date the following (except as the Company may agree otherwise):

a.

Returned all Company property (and any of its affiliated entities’ property), including, but not limited to, Confidential Information, keys, office passes, credit cards, computers, computer diskettes, electronic files and documents, however stored, mobile phones, memoranda, manuals, customer and price lists, marketing and sales plans, office equipment, fax machines, mobile telephones,

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sales records, strategic planning documents, business records and any other materials and information obtained during Employee's employment with Company.

b.

Submitted all outstanding expenses and cleared all personal advances and loans. Employee acknowledges that any amounts unaccounted for and due to Company will be deducted from the payments provided for in Paragraph 4.

13.Non-Admissions. Employee and Company acknowledge that nothing in this Agreement is meant to suggest or imply that Company or any other Released Party has violated any law or contract or otherwise engaged in any wrongdoing of any kind. This Agreement is entered into merely to resolve any differences between the parties amicably and without the necessity or expense of litigation.

14.Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the respective successors, heirs, assigns, administrators, executors and legal representatives of the parties and other entities described in this Agreement.

15.Consequences of Breach. The parties acknowledge that actual damages incurred as a result of a breach of this Agreement may be difficult to measure. Therefore, in addition to any other remedies, equitable relief will be available in the case of a breach of this Agreement. Also in addition to any other remedies, in the event of a breach of this Agreement by Employee, including but not limited to Employee’s breach of the provisions contained in Paragraphs 10, 11 and 12:

a)

Company may elect to suspend or terminate payment of any or all of the consideration in Paragraph 4 of this Agreement except that Employee will receive and may retain at least $100 of such consideration;

b)

To the extent any Restricted Stock Units remain outstanding and unvested, Company may require the forfeiture of such Restricted Stock Units and/or repayment of the value of the Restricted Stock Units as of the vesting date of such Restricted Stock Units; and

c)	Company may elect to require Employee to repay to Company all but $100 of the payments and benefits received by Employee pursuant to Paragraph 4 of this Agreement.

Employee acknowledges that (i) the actual damages of the Company may be extremely difficult to ascertain with precision in the event of a breach by Employee of this Agreement, (ii) the suspension, termination and repayment of all but $100 of the consideration received by Employee pursuant to Paragraph 4 of this Agreement will represent a reasonable approximation of the actual damages that the Company will incur in the event such a breach by Employee and (iii) the Company’s election to suspend, terminate or require repayment of all but $100 of the consideration received by Employee pursuant to Paragraph 4 of this Agreement will be intended as, and will represent, lawful liquidated damages and not an unlawful penalty. Notwithstanding the foregoing, Company shall provide Employee notice and a reasonable opportunity to cure any alleged breach of this Agreement, but the Company will not be required to provide Employee more than ten (10) days to cure a breach under any circumstance. Unless the Company elects liquidated damages as provided above, nothing in this provision shall prevent either party from seeking other forms of damages caused by a breach.

16.Employee Representations. Unless expressly stated herein, Employee is unaware of any actions by Company or any of the Released Parties up through and including the Separation Date that evidences: (i) any inappropriate, discriminatory, unlawful, unethical, or retaliatory conduct of any kind whatsoever against or relating to Employee (“Inappropriate Conduct”), or (ii) any failure of Company to reasonably investigate or respond to any complaint that Employee has made about Inappropriate Conduct. In addition, Employee acknowledges that Employee has not suffered any on-the-job injury for which Employee has not already filed a claim. The Company may require Employee to update these representations on the Separation Date.

17.Severability. In the event that any condition or provision in any Paragraph of this Agreement shall be held by a court of competent jurisdiction from which there is no appeal to be invalid, illegal or contrary to public policy and incapable of being modified, this Agreement shall be construed as though such provision or condition did not appear therein and the remaining provisions of this Agreement shall continue to full force and effect.

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18.Governing Law/Agreed Venue. This Agreement is made and entered into in the State of Illinois and in all respects the rights and obligations of the parties will be interpreted, enforced and governed in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. Any and all lawsuits, legal actions or proceedings against either party arising out of this Agreement will be brought in the Lake County or federal court of competent jurisdiction sitting nearest to Lake County, Illinois, and each party hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of such suit, legal action or proceeding. Each party hereby irrevocably waives any objection it may now have or hereinafter have to this choice of venue of any suit, legal action or proceedings in any such court and further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inappropriate forum.

19.Duty to Cooperate. The parties will cooperate fully to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement that are not inconsistent with its terms.

20.Section 409A. Employee acknowledges and agrees that, as a “specified employee” (as such term is defined under Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)), a portion of the payments and/or benefits that Employee may receive under this Agreement may be subject to additional tax under Section 409A(a)(1)(B) of the Code unless the commencement of such payments and/or benefits will be delayed until the earlier of (x) the date that is six months following the Effective Date or (y) the date of Employee’s death. It is intended that all amounts and benefits provided under this Agreement comply with or be exempt from Section 409A of Code, and this Agreement shall be interpreted, construed, and administered accordingly. Each payment under this Agreement as a result of the separation of Employee’s service shall be considered a separate installment payment for purposes of Section 409A of the Code.

21.Entire Agreement. This Agreement, along with the Employment Agreement and the PEI Restrictive Covenant Agreement, contains the entire agreement between Employee and Company and it fully supersedes any and all prior agreements and understandings between Employee and any of the Released Parties, except for any earlier restrictive covenant, nondisclosure, noncompetition, or confidentiality agreements, or any combination of these items, and for the Indemnification Obligations, all of which are expressly not superseded but instead remain fully valid. Employee acknowledges that no representations, promises, agreements or inducements (whether written or oral) have been made to Employee which are not stated in this Agreement and that Employee's execution of this Agreement is not based on any representation, promise, agreement or inducement which is not contained in this Agreement. This Agreement will not be modified or altered except by a subsequent written agreement signed by the parties.

22.Revocation. Employee further understands that for a period of seven (7) days following the execution of this Agreement, Employee may revoke this Agreement by delivering to JD Bowlin, Chief HR Officer, Pactiv Evergreen Inc. and Evergreen Packaging LLC, 1900 West Field Court, Lake Forest, IL 60045, a written statement indicating that Employee wishes to revoke this Agreement. Employee and Company understand this Agreement will not become enforceable or effective until the revocation period has expired without revocation by Employee and both parties have executed this Agreement. Employee expressly acknowledges and understands that Company will not be obligated to take any of the actions described in this Agreement unless and until this Agreement becomes enforceable and effective. In the event Employee exercises Employee's right to revoke this Agreement, all obligations of Company under this Agreement will immediately cease. If Employee revokes his acceptance of this Agreement, delivery of this Agreement to Employee will serve as the Company’s notice of termination without cause to Employee under the Employment agreement.

23.Legal Advice/Time to Consider Agreement. Employee acknowledges that Employee was advised and encouraged by Company to consult with an attorney before signing this Agreement, Employee represents that Employee has done so and Employee affirms that Employee has carefully read and fully understands this Agreement, has had sufficient time to consider it, has had an opportunity to ask questions and have it explained, and is entering into this Agreement freely and voluntarily, with an understanding that the general release will have the effect of waiving any action or recovery Employee might pursue for any claims arising on or prior to the date of the execution of this Agreement. This Agreement was given to Employee on March 28, 2021. Employee had until April 21, 2021, a period in excess of 21 days, to consider it. Employee understands that Employee has seven (7) days from the date of signing the Agreement to revoke the Agreement by

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delivering written notice of revocation to the Company by email, fax, or overnight delivery before the end of such seven-day period. If Employee declines to accept this Agreement, delivery of this Agreement to Employee will serve as the Company’s notice of termination without cause to Employee under the Employment agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date or dates set forth below.

EMPLOYEE:

/s/ John Rooney

John Rooney

Date: April 9, 2021

EMPLOYER:

Evergreen Packaging LLC

By: /s/ Justin Bowlin	JD Bowlin, Chief Human Resources Officer

Date: April 17, 2021

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Attachment 1

PEI Restrictive Covenant Agreement

PEI Restrictive Covenant Agreement (this “Agreement”) dated March 28, 2021 (the “Effective Date”), between Pactiv Evergreen Inc. (the “Company”) and John Rooney (“Employee”). The Company and its direct and indirect subsidiaries, as they may exist from time to time, are referred to in this Agreement at times as the “PEI Group”. The PEI Group are intended third party beneficiaries of the Company under this Agreement with the rights, but not the obligations, of the Company. The Board of Directors of the Company (the “Board”) may elect to exercise certain rights on behalf of the Company or any other member of the PEI Group as provided in this Agreement.

Preliminary Statement

A.Employee and Evergreen Packaging LLC, f/k/a Evergreen Packaging Inc. (a member of the PEI Group), are parties to an Employment Agreement dated as of February 20, 2017 and as later amended on July 11, 2019 (the “Employment Agreement”). Employee is also a director, officer, employee or other representative of the Company or one or more other members of the PEI Group. The total period during which Employee serves as a director, officer, employee or other representative of the Company and other members of the PEI Group is referred to as the “Service Period”. The Service Period will end for purposes of this Agreement when Employee is no longer a director, officer, employee or other representative of any member of the PEI Group.

B.Employee is entering into this Agreement with the Company in exchange for, and as a condition precedent to being entitled to receive, the additional consideration set forth in Paragraph 4 of the Separation Agreement between Evergreen Packaging LLC and Employee dated March 28, 2021 for reference purposes and effective as of the date provided therein (the “Separation Agreement”).

NOW, THEREFORE, the Company and Employee agree as follows:

1.	Definitions. As used in this Agreement:

(a)“Company Product” means any product developed, manufactured, produced or distributed by the Company or any other member of the PEI Group during the Service Period. For purpose of complying with, and enforcing, the restrictive covenants in Subsections 4(a) through 4(d) during the 12-month period after the Service Period has ended, however, such a product shall only constitute a Company Product for purposes of this Agreement if, as a result of Employee’s employment with, or Employee’s service to, or representation of, the Company or any other member of the PEI Group, Employee had access to Proprietary Information related to the product or Employee designed, marketed, advised on or interacted with Customers, Prospective Customers or industry representatives regarding the product during the last 24-month period of the Service Period.

(b)“Competitive Activity” means the marketing, distribution, promotion, sales, development, delivery, financing or servicing of any Company Product. For the avoidance of doubt, “Competitive Activity” includes any actions which may result in any entity becoming a Competitor Company, including any preparation, financing or other actions in which an entity may enter into the business of marketing, distributing, promoting, selling, developing, delivering, financing or servicing any Company Product.

(c)“Competitor Company” means (i) those entities listed on Schedule 1 plus (ii) such other entities that the Company reasonably determines are or may reasonably become engaged in a Competitive Activity, minus

(iii) such entities that the Company reasonably determines are no longer engaged in a Competitive Activity.

(d)“Customer” means any business, including without limitation customers or distributors, with whom the Company or any other member of the PEI Group transacted business during the Service Period. For purpose of complying with, and enforcing, the restrictive covenants in Subsections 4(a) through 4(d) during the 12-month period after the Service Period has ended, however, such a person or entity shall only constitute a Customer for purposes of this Agreement if, as a result of Employee’s employment with, or Employee’s service to, or representation of, the Company or any other member of the PEI Group, Employee had Material Contact with, or knew Proprietary Information of or about, or advised on, the Customer during the last 24-month period of the Service Period.

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(e)“Material Contact” means any contract between Employee and any Customer or Prospective Customer:

(1)	with whom or with which Employee dealt on behalf of the Company or any other member of the PEI Group;

(2)	whose dealings with the Company or any other member of the PEI Group were coordinated or supervised by Employee;

(3)

who receives products or services sold or provided by the Company or any other member of the PEI Group, the sale or provision of which results or resulted in compensation, commissions, or earnings for Employee ; or

(4)	that resulted in Employee obtaining Proprietary Information about a Customer or Prospective Customer.

(f)“Proprietary Information” means confidential or proprietary information or trade secrets of the Company or any other member of the PEI Group, or of any customer, supplier or other person who entrust their confidential or proprietary information or trade secreted to the Company or any other member of the PEI Group (each being a “Protected Party”), including, but not limited to, materials and information, whether written, electronic, or otherwise: (1) disclosed to Employee or known by Employee as a result of his or her employment with, or provision of other service to, or representation of, the Company and any other member of the PEI Group,

(2) which is not generally known, and (3) which relates to or concerns the Protected Party’s: innovations; ideas; plans; processes; structures; systems; know-how; algorithms; computer programs; software; code; publications; designs; methods; techniques; drawings; apparatuses; government filings; patents; patent applications; materials; devices; research activities; reports and plans; specifications; promotional methods; financial information; forecasts; sales, profit and loss figures; personal identifying information of employees; marketing and sales methods and strategies; plans and systems; customer protocols and training programs; customer, prospective customer, vendor, licensee and client lists; information about customers, prospective customers, vendors, licensees and clients; information about relationships between Protected Party or its affiliates and their business partners, acquisition prospects, vendors, suppliers, prospective customers, customers, employees, owners, licensees and clients; information about deals and prospective deals; information about products, including but not limited strengths, weaknesses and vulnerabilities of existing products, as well as product strategies and roadmaps for future products and releases; and information about pricing including but not limited to license types, models, implementation costs, discounts and tolerance for discounts. Proprietary Information shall also include all information and matters specifically designated as proprietary and/or confidential by the Protected Party or its affiliates or their customers or other business partners. The following information will not be considered Proprietary Information under this Agreement: (1) information that has become generally available to the public through no wrongful act of Employee;

(2) information that Employee identified prior to Employee’s employment with the Company; and (3) information that is disclosed to the public pursuant to the binding order of a government agency or court.

(g)“Prospective Customer” means any prospective business, including without limitation prospective customers and prospective distributors, with whom the Company or any other member of the PEI Group was attempting to transact business during the Service Period. For purpose of complying with, and enforcing, the restrictive covenants in Subsections 4(a) through 4(d) during the 12-month period after the Service Period has ended, however, such a person or entity shall only constitute a Prospective Customer for purposes of this Agreement if, as a result of Employee’s employment with, or provision of service to, or representation of, the Company and any other members of the PEI Group, Employee had Material Contact with, or knew Proprietary Information of or about, or advised on, the Prospective Customer during the last 24 months of the Service Period.

2.Legitimate Interest. Due to the nature of the business of the Company and other members of the PEI Group, certain of the directors, officers, employees and other representatives of the Company and other members of the PEI Group, including Employee, have access to Proprietary Information. Likewise, via their employment or provision of services to, or other representation of, the Company and other members of the PEI Group, certain of the directors, officers, employees and other representatives of the Company and other members of the PEI Group, including Employee, receive specialized training and/or shall be introduced to, given the opportunity to develop

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personal contacts with, and actually develop an advantageous familiarity as to the Customers and Prospective Customers. If the confidential or “trade secret” information, specialized training, or contacts and familiarity were made available to the competitors of the Company or other members of the PEI Group or other individuals outside of the directors, officers, employees and other representatives of the Company and other members of the PEI Group, or otherwise used against the interests of the Company or other members of the PEI Group, it would undoubtedly result in a loss of business or competitive position for the Company and other members of the PEI Group or harm the goodwill of the Company or other members of the PEI Group and their investment in developing and maintaining these business relationships. Employee also agrees that Employee holds a position uniquely essential to the management, organization, and/or service of the Company or one or more other members of the PEI Group and the business of the PEI Group is inherently global in character.

3.	Work Made for Hire – Assignment of Inventions.

(a)Employee understands and agrees all “Work” (defined to mean all concepts, data, databases, inventions, formulas, discoveries, improvements, trade secrets, original works of authorship, know-how, algorithms, computer programs, software, code, publications, websites, designs, proposals, strategies, processes, methodologies and techniques, and any and all other information, materials and intellectual property, in any medium) that Employee, alone or jointly, creates, conceives, develops, or reduces to practice or causes another to create, conceive, develop, or reduce to practice, during the Service Period shall be a “work made for hire” within the meaning of that term under United States Copyright Act, 17 U.S.C. §§101 et seq. Employee agrees that Employee shall promptly disclose to the Company, or any persons designated by it, all Work. Employee agrees to and hereby assigns and transfers to the Company, effective as of the date of its creation, any and all rights, title and interest Employee may have or may acquire in any Work (including any Work not deemed, for whatever reason, to have been created as a work made for hire), effective as of the date of its creation, including any and all intellectual property rights in the Work, and the right to prosecute and recover damages for all infringements or other violations of the Work.

(b)Employee hereby gives the Company or any other member of the PEI Group the unrestricted right to use, display, distribute, modify, combine with other information or materials, create derivative works based on, sell, or otherwise exploit for any purpose, the Work and any portion thereof, in any manner and medium throughout the world. Employee irrevocably waives and assigns to the Company any and all so-called moral rights Employee may have in or with respect to any Work. Upon the Company’s request, Employee shall promptly execute and deliver to the Company any and all further assignments, patent applications, or such other documents as the Company may deem necessary to effectuate the purposes of this Agreement. Employee hereby irrevocably designates and appoints the Company and its officers and agents as Employee’s agent and attorney-in-fact, with full powers of substitution, to act for and on Employee’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts as permitted in the preceding paragraph with the same legal effect as if executed by Employee. The foregoing agency and power shall only be used by the Company if Employee fails to execute within five business days after the Company’s request related to any document or instrument described above. Employee hereby waives and quitclaims to the Company all claims of any nature which Employee now has or may later obtain for infringement of any intellectual property rights assigned under this Agreement or otherwise to the Company.

(c)Employee has identified on Schedule 2 all inventions or improvements relevant to the subject matter of Employee’s engagement with the Company or any other member of the PEI Group that Employee desires to remove from the operation of this Agreement, and Employee’s restrictions. If there is no such list on Schedule 2, Employee represents that Employee has made no such inventions and improvements at the time of signing this Agreement.

(d)The provisions of this Agreement requiring the assignment to the Company of Employee’s rights to certain inventions do not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company or any other member of the PEI Group was used and which was developed entirely on the Employee’s own time, unless (1) the invention relates directly to the business of the Company or any other member of the PEI Group, or (2) to the actual or demonstrably anticipated research or development of the Company or other members of the PEI Group, or (3) the invention results from any work performed by the Employee for the Company or other members of the PEI Group.

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4.	Restrictive Covenants.

(a)Non-Solicitation of Customers. Employee agrees that, during the Service Period and for a period of 24 months following the final date of the Service Period, Employee shall not, on behalf of any entity or person other than the Company or any other member of the PEI Group, directly or indirectly, contact or solicit any Customer, for the purpose of delivering, selling, or otherwise offering a product that is the same or similar to that of a Company Product.

(b)Non-Solicitation of Prospective Customers. Employee agrees that, during the Service Period and for a period of 24 months following the final date of the Service Period, Employee shall not, on behalf of any entity or person other than the Company or any other member of the PEI Group, directly or indirectly, contact or solicit any Prospective Customer, for the purpose of delivering, selling, or otherwise offering a product that is the same or similar to that of a Company Product.

(c)Non-Competition. Employee agrees that, during the Service Period and for a period of 24 months following the final date of the Service Period, Employee shall not, directly or indirectly, (1) provide services to any Competitor Company as an employee, officer, director, Employee, advisor, contractor, agent or other role, whether or not for consideration, or (2) anywhere in North America (United States, Mexico or Canada) or in any other country in which a member of the PEI Group manufactures, distributes or sells Company Products: (i) act in any capacity, including, without limitation, as an employee, officer, director, Employee, advisor, contractor, agent or other role, whether or not for consideration, for any person or entity that is engaged in a Competitive Activity, or is actively planning to engage in a Competitive Activity with the Company or any other member of the PEI Group, to the extent Employee would inevitably rely upon the Proprietary Information in his work for that person or entity; (ii) act in the same or substantially similar capacity that Employee acted in for the Company or any other member of the PEI Group, including, without limitation, as an employee, officer, director, Employee, advisor, contractor, agent or other role, whether or not for consideration, for any person or entity that is engaged in a Competitive Activity, or is actively planning to engage in a Competitive Activity with the Company or any other member of the PEI Group; (iii) act in any capacity, including, without limitation, as an employee, officer, director, Employee, advisor, contractor, agent or other role, whether or not for consideration, for any person or entity that is engaged in any activity that could, in the reasonable determination of the Company or Board, result in such person or entity to become engaged in a Competitive Activity or to acquire, finance or otherwise engage in a transaction with person or entity that may be engaged in a Competitive Activity; (iv) act in any capacity, including, without limitation, as an employee, officer, director, Employee, advisor, contractor, agent or other role, whether or not for consideration, for any person or entity engaged in the practice of venture capital, hedge fund, private equity, special purpose acquisition company or similar person or entity to the extent such person or entity is engaged in, or through a transaction would reasonably engage in, a Competitive Activity; (v) finance, invest in or otherwise take any ownership stake in any entity engaged in the activities set forth in this Subsection; provided, however, that minority ownership of no more than 5% of the outstanding shares of a publicly-traded company that may be engaged in a Competitive Activity shall not violate this clause as long as Employee is in compliance with the other provisions of this Subsection or (vi) take, facilitate, or encourage any action the purpose or effect of which is to evade the intent of this Subsection. Notwithstanding the global nature of the business of the PEI Group, the extent to which Employee has been (or will be) exposed to the Company’s Proprietary Information, and the ability of Employee to carry out Employee’s work remotely, regardless of physical location, Employee acknowledges the geographic scope of the restriction in this Subsection is reasonable and appropriate.

(d)Noninterference. Employee agrees that, during the Service Period and for a period of 24 months following the final date of the Service Period, Employee shall not, on behalf of any entity or person other than the Company or any other member of the PEI Group, directly or indirectly, interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any member of the PEI Group and any of their respective Customers, Prospective Customers, suppliers, vendors, joint venturers or licensors or any other third- party with a relationship with the Company or any member of the PEI Group.

(e)Non-Solicitation of Employees. Employee agrees that, during the Service Period and for a period of 24 months following the final date of the Service Period, Employee shall not, directly or indirectly: (1) induce or attempt to induce any director, officer, employee or other representative of the Company or any other member of the PEI Group or of any of their respective affiliates with whom Employee had a working relationship during the Service Period to terminate his or her employment with, service to, or representation of, the Company or any other

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member of the PEI Group; (2) hire or employ, or attempt to hire or employ, any director, officer, employee or other representative of the Company or of any other member of the PEI Group or of any of their respective affiliates with whom Employee had a working relationship during the Service Period; or (iii) assist any other person or entity in doing any of the foregoing. For purpose of compliance with, and enforcement of, the restrictive covenants in this Subsection during the 12-month period after the Service Period has ended, however, this Subsection will only apply to directors, officers, employees and other representatives of the Company and other members of the PEI Group with whom Employee interacted during the last 24-month period of the Service Period

(f)Confidentiality Covenant. During the Service Period and at all times following the final date of the Service Period:

(1)

Employee will not disclose or transfer, directly or indirectly, any Proprietary Information to any person or entity other than as expressly authorized by the Company. Employee understands and agrees that disclosures authorized by the Company or the Board for the benefit of the Company or any other member of the PEI Group must be made in accordance with the policies and practices of the Company and Board designed to maintain the confidentiality of Proprietary Information, for example providing information after obtaining signed non-disclosure or confidentiality agreements;

(2)

Employee will not use, directly or indirectly, any Proprietary Information for the benefit or profit of any person or organization, including Employee, other than the Company or any other member of the PEI Group;

(3)

Employee will not remove or transfer from any of the Company’s offices, premises or computer systems any materials or property of the Company or any other member of the PEI Group (including, without limitation, materials and property containing Proprietary Information), except as is strictly necessary in the performance of Employee’s assigned duties as an Employee;

(4)

Employee will not copy any Proprietary Information except as needed in furtherance of and for use in the business of the Company or any other member of the PEI Group. Employee agrees that copies of Proprietary Information must be treated with the same degree of confidentiality as the original information and are subject to the same restrictions contained in this Agreement;

(5)

Employee will promptly upon the Company’s or Board’s request, and in any event promptly upon the termination of Employee’s services with the Company, return all materials and property removed from or belonging to the Company or any other member of the PEI Group and Employee will not retain copies of any of such materials and property;

(6)

Employee agrees to take all reasonable steps to preserve the confidential and proprietary nature of Proprietary Information and to prevent the inadvertent or accidental disclosure of Proprietary Information; and

(7)

Employee will not use or rely on the confidential or proprietary information or trade secrets of a third party in the performance of Employee’s work for the Company or any other member of the PEI Group except when obtained through lawful means such as contractual teaming agreements, purchase of copyrights, or other written permission for use of such information.

(g)Scope of Covenants. The parties desire for the restrictive covenants, including any time period and geographic scope, to be construed as broadly as permitted by applicable law. It is the parties’ intent, and a critical inducement to the Company entering into this Agreement, to protect and preserve the legitimate interests of the Company or any other member of the PEI Group, and thus the parties agree that the time period and the geographic coverage and scope of the restrictions herein are reasonable and necessary. However, if a court of competent jurisdiction finds that the time period of any of the foregoing restrictions is too lengthy, the geographic scope is too broad, or the agreement overreaches in any way, the parties authorize and respectfully ask the court to modify or,

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if modification is not possible, strike the offending portion, but only that portion, and grant the relief reasonably necessary to protect the interests of the Company or any other member of the PEI Group so as to achieve the original intent of the parties.

(h)Remedies. Employee agrees that a threatened or existing violation of any of the restrictions contained in this Agreement or any other breach of this Agreement would cause the Company irreparable injury to one or more of the Company or any other member of the PEI Group for which such person(s) would have any adequate remedy at law and agrees that the Company or any other member of the PEI Group will be entitled to obtain injunctive relief prohibiting such violation, including, without limitation, in the form of a temporary restraining order or preliminary injunction. In addition, if the Employee violates any restrictions in the Agreement or otherwise breaches any obligation of Employee under this Agreement, the Company or other members of the PEI Group may exercise all other rights and remedies available to the Company and other members of the PEI Group under the Separation Agreement and otherwise available at law or in equity. Employee also agrees that Employee will be liable to the Company or any other member of the PEI Group for the attorneys’ fees, expert witness fees, and costs incurred by such person as a result of: (1) any action by the Company or other members of the PEI Group against Employee to enforce any of the restrictions contained in this Agreement in which the Company or any other member of the PEI Group prevails in any respect, or (2) any action by Employee against the Company or any other member of the PEI Group challenging the legal enforceability of any such restriction in which Employee does not prevail. Employee’s obligations under each subsection of this Section of this Agreement are distinct, separable, and independently enforceable. The real or perceived existence of any claim or cause of action against the Company or any other member of the PEI Group, whether predicated on this Agreement or some other basis, will not alleviate Employee of Employee’s obligations under this Agreement and will not constitute a defense to the enforcement by the Company or other members of the PEI Group of restrictions contained herein.

(i)Tolling of Time Periods. Employee agrees that, in the event Employee violates any subsection of Section 4 of this Agreement as to which there is a specific time period during which Employee is prohibited from certain actions and activities, such violation shall toll the running of such time period from the date of such violation until the date the violation ceases.

(j)Inevitable Use of Proprietary Information. Employee acknowledges and agrees that, following the end of the Service Period, Employee will possess the Proprietary Information which Employee would inevitably use if Employee were to engage in the conduct prohibited by Section 4 (including each of its subsections), that such use would be unfair and extremely detrimental to the Company or any other member of the PEI Group and, in view of the benefits provided to Employee in this Agreement, that such conduct on his or her part would be inequitable. Accordingly, Employee separately and severally agrees for the benefit of the Company and the other members of the PEI Group to be bound by each of the covenants described above.

5.Reasonable Restrictions. Employee acknowledges that it is necessary and appropriate for the Company or any other member of the PEI Group to protect their legitimate business interests by restricting Employee’s ability to engage in certain competitive activities and any violation of such restrictions would result in irreparable injury to the legitimate business interests of the Company or any other member of the PEI Group. The parties agree that the restrictions contained in this Agreement are drafted narrowly to safeguard the legitimate business interests of the Company or any other member of the PEI Group while not unreasonably interfering with Employee’s ability to obtain other employment.

6.	Obligations to Inform Others of Restrictions.

(a)In order to protect the rights of the Company or any other member of the PEI Group under this Agreement, Employee agrees that:

(1)

During and for a period of 24 months following the last day of the Service Period, Employee shall provide the Company and Board with complete and accurate information concerning Employee’s plans for employment or provision of other services (including, for the avoidance of doubt, consulting services) and shall inform any prospective or subsequent employer or entity of the restrictions contained in this Agreement or any other policy or agreement between Employee and the Company and any other member of the PEI Group that may be in effect during the Service Period. Employee understands that Employee has

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a duty to contact the Company and Board if Employee has any questions regarding whether or not conduct by Employee would be restricted by this Agreement; and

(2)

Employee shall make the terms and conditions of the restrictions in this Agreement known to any business, entity or persons engaged in activities competitive with the business of the Company or any other member of the PEI Group with which Employee becomes associated during Employee’s provision of services to the Company, during the Service Period and for a period of 24 months following the final day of the Service Period.

(b)The Company or Board may, in its sole and absolute discretion, permit Employee to engage in work or activity that would otherwise be restricted by this Agreement, if Employee first provides the Company and Board with written evidence satisfactory to the Company and Board, including assurances from any new employer or entity, that the contribution of Employee’s knowledge to that work or activity will not cause Employee to disclose, base judgment upon, or use Proprietary Information. Employee shall not engage in such work or activity unless and until Employee receives written consent from the Company and Board.

7.Assignment of Agreement. The Company may assign this Agreement, its rights, interests and remedies under this Agreement, and its obligations under this Agreement, at any time in the discretion of the Company and without notice to Employee. The validity of this Agreement will not be affected by the sale (whether via a stock or asset sale), merger, or any other change in ownership of the Company. Employee understands that Employee’s obligations under this Agreement are personal, and that Employee may not assign this Agreement, or any of Employee’s rights, interests, or obligations under this Agreement.

8.Non-Waiver. No failure or delay by any party to this Agreement in exercising any right, power or privilege hereunder, will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein will be cumulative and in addition to any rights or remedies provided by law or equity.

9.Governing Law; Agreed Venue. This Agreement is made and entered into in the State of Illinois and in all respects the rights and obligations of the parties will be interpreted, enforced and governed in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws. Any and all lawsuits, legal actions or proceedings against either party arising out of this Agreement will be brought in the Lake County or federal court of competent jurisdiction sitting nearest to Lake County, Illinois, and each party hereby submits to and accepts the exclusive jurisdiction of such court for the purpose of such suit, legal action or proceeding. Each party hereby irrevocably waives any objection it may now have or hereinafter have to this choice of venue of any suit, legal action or proceedings in any such court and further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inappropriate forum.

10.Consent to Jurisdiction. The parties expressly consent to the exclusive jurisdiction of the state or federal courts of Illinois to resolve any and all disputes arising under the restrictions contained in Section 4 of this Agreement and hereby waive any right that they might have to object to jurisdiction or venue within such court or any defense based on the doctrine of forum non conveniens.

11.Entire Agreement. This Agreement represent the entire agreement and understanding between Employee and the Company with respect to the subject matters contained in this Agreement and supersedes any and all prior discussions, communications and agreements with respect to those subject matters; provided, however, that (i) this Agreement will supplement, and will not supersede, any written agreements between the Employee and the Company or other members of the PEI Group on the same subject matters entered into prior to the Effective Date (a “Prior Agreement”) and (ii) where the terms of this Agreement and the terms of a Prior Agreement conflict, this Agreement shall control. No representation, promise, understanding, or warranty not set forth herein has been made or relied upon by either party in making this Agreement. No modification, amendment or addition will be valid, unless set forth in writing and signed by the party against whom enforcement of any such modification, amendment or addition is sought.

12.Counterparts & Signatures. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile, electronic (PDF, etc.) and other copies or duplicates of this Agreement are valid and enforceable as originals.

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Similarly, Agreements signed by hand, electronically (DocuSign or similar service), or, on behalf of the Company, by signature stamp, are valid and enforceable as original signatures.

13.Notice of Immunity. Employee understands that nothing in this Agreement is intended to prohibit Employee from disclosing information, including Proprietary Information, which is permitted to be disclosed by the Federal Defend Trade Secrets Act, which provides that an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret (a) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, Employee understands that if Employee files a lawsuit against the Company for retaliation based on the reporting of a suspected violation of law, Employee may disclose a trade secret to Employee’s attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order. To the extent Employee suspects a violation of the law, Employee should report their suspicion to an officer of the Company or in accordance with relevant the Company policies.

14.Whistleblower Protection. Notwithstanding anything in this Agreement or otherwise, it is understood that Employee has the right under federal law to certain protections for communicating directly with and providing information to the Company, Employee’s supervisor(s), the Securities and Exchange Commission (the “SEC”) and/or its Office of the Whistleblower, as well as certain other governmental authorities and self-regulatory organizations. As such, nothing in this Agreement nor otherwise is intended to prohibit Employee from disclosing this Agreement to, or from communicating directly with or providing information to Employee’s supervisor(s), the SEC or any other such governmental authority or self-regulatory organization. Employee may communicate directly with or provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the SEC or any other such governmental authority or self-regulatory organization without notifying the Company. The Company may not retaliate against Employee for any of these activities, and nothing in this Agreement or otherwise would require Employee to waive any monetary award or other payment that Employee might become entitled to from the Company, the SEC or any other governmental authority.

15.Return of the Property or the Company or Any Other Member of PEI Group. At the request of the Company or Board (or, without any request, upon termination of the provision of consulting services to the Company), Employee will immediately deliver to the Company (a) all property of the Company or any other member of the PEI Group that is then in Employee’s possession, custody or control, including, without limitation, all keys, access cards, cell phones, tablets, computer hardware including but not limited to any hard drives, external storage devices, diskettes, fobs, laptops, tablets, computers and personal data assistants (and the contents thereof), internet connectivity devices, computer software and programs, data, materials, papers, books, files, documents, records; (b) any and all documents or other items containing, summarizing, or describing any Proprietary Information, including all originals and copies in whatever form; (c) any personal device that Employee synced with or used to access any of the systems of the Company or any other member of the PEI Group for purpose of inspection and copying; and (d) a list of passwords or codes needed to operate or access any of the items referenced in this Section.

16.Promotional Materials. Employee authorizes and consents to the creation and/or use of Employee’s likeness as well as Employee’s name by the Company or any other member of the PEI Group, and persons or organizations authorized by it, without reservation or limitation and without further consideration. Pursuant to this authorization and consent, the Company or any other member of the PEI Group may, for example, use Employee’s likeness on its website, and publish and distribute advertising, sales, or other promotional literature containing a likeness of Employee in the course of performing Employee’s job duties. Employee also waives any cause of action for personal injury and/or property damage by virtue of the creation and use of such a likeness. Property rights to any likeness of Employee produced or prepared by the Company or any other member of the PEI Group, or any person or organization authorized by it, shall vest in and remain with the Company or any other member of the PEI Group. As used herein, “likeness” shall include a photograph, photographic reproduction, audio transmission, audio recording, video transmission and/or video recording, as well as any other similar medium.

17.Fair Meaning. The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any party.

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18.Additional Consideration. Employee understands that receipt of the additional consideration under Paragraph 4 of the Separation Agreement is conditioned upon Employee signing this Agreement. Further, as a result of Employee’s services as a director, officer, employee or other representative of the Company or other members of the PEI Group, Employee shall be (or has been) given access to the Proprietary Information, opportunities for advancement, and opportunities to participate in confidential meetings and specialized training, which shall constitute independent consideration for the restrictions contained in this Agreement and would not be (or would not have been) given to Employee without Employee’s agreement to abide by the terms and conditions of this Agreement, including without limitation the ancillary obligations of confidentiality and non-disclosure. By initialing below, Employee specifically acknowledges that Employee has read, understands and agrees to this Section.

_____JPR___

Employee Initial

By executing this Agreement below, the parties confirm they have read, understood, and voluntarily agreed to be bound by the entire Agreement.

PACTIV EVERGREEN INC.

By: /s/ Justin Bowlin	JD Bowlin, Chief Human Resources Officer

Date: April 17, 2021

EMPLOYEE:

/s/ John Rooney

John Rooney

Date: April 9, 2021

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•	Anchor
•	Berry Plastics
•	Cascade
•	CKF
•	Cool-Pak
•	D&W Fine Pak

Schedule 1

Non-Exclusive List of Competitor Companies

•	Dart Container Corporation
•	Direct Pack
•	Dolco
•	Dyne-a-Pak
•	Elopak
•	Fabri-Kal
•	Genpak
•	Georgia Pacific
•	Grupo Convernex
•	Hartmann
•	Huhtamaki
•	Inline Plastics
•	International Paper/IP Foodservice
•	LBP
•	Peninsula Packaging
•	Sabert
•	Sealed Air
•	Seda
•	Solo Cup Company
•	Tetra Pak
•	The Waddington Group

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Schedule 2

List of Prior Inventions or Improvements

None.

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Attachment 2

Reaffirmation

This page represents your reaffirmation of the commitments set forth in the Separation Agreement from Evergreen Packaging LLC dated for reference and delivered to you on March 28, 20210 (the “Separation Agreement”) from the date you signed the Separation Agreement through the date that you sign this Reaffirmation, and you hereby agree that the release of claims pursuant to Paragraph 6 of the Agreement will be extended to cover any act, omission or occurrence occurring up to and including the date you sign this Reaffirmation. You will have seven (7) days following your execution of this Reaffirmation to revoke your signature by notifying, in writing, to the Chief Human Resources Officer of Evergreen Packaging LLC, of this fact within such seven (7) day period. If you revoke your signature on this Reaffirmation, you will forego all benefits in the Separation Agreement other than payment to you of $100.

I ratify and reaffirm the commitments set forth in the Separation Agreement:

/s/ John Rooney

John Rooney

Date: April 9, 2021